Media Contact: Tim Maples First Bank Insurance Services, Inc. Phone: 910-246-2508 Paul Childress or Anthony Lowder Bear Insurance Service Phone: 704-982-1156

FIRST BANK INSURANCE SERVICES TO ACQUIRE

BEAR INSURANCE SERVICE

SOUTHERN PINES, N.C. (Aug. 21, 2017) – First Bancorp (Nasdaq: FBNC), the parent company of First Bank and First Bank Insurance Services Inc., announced today that First Bank Insurance Services will acquire Bear Insurance Service.

Bear Insurance Service, headquartered in Albemarle, North Carolina, operates four locations that have been serving the citizens of Stanly, Cabarrus and Montgomery counties and the surrounding area for more than 65 years. The acquisition complements First Bank Insurance’s existing agency in Montgomery County as well as First Bank branches within the same markets.

“Bear Insurance Service is an outstanding addition to First Bank Insurance, and we welcome its customers,” said Richard Moore, CEO of First Bancorp. “It has a long history of service to its customers and the communities it serves, and we look forward to continuing to build upon this great foundation.”

The transaction is expected to close in early September 2017. During the transition period, Bear Insurance Service will continue to operate under its name.

“We are excited to join First Bank Insurance and to be a part of the First Bank family,” said Paul Childress, co-owner of Bear Insurance. “The combination provides a wealth of products and services to our customers and increased opportunities within an expanded network.”

“We are proud to become part of an organization with such a long-standing commitment to serve the needs of its communities,” said Anthony Lowder, co-owner of Bear Insurance.

To learn more about First Bank Insurance Services, visit https://localfirstbank.com/insurance.

About First Bancorp

First Bancorp is the holding company for First Bank and is headquartered in Southern Pines, North Carolina. The company currently operates 92 bank branches, with 86 branches operating in North Carolina and six branches in South Carolina (Cheraw, Dillon, Florence and Latta). A full-service community bank, First Bank provides best-in-class financial solutions, advice and technology to manage a home or business. Since 1935, First Bank has taken a tailored approach to banking, combining a range of cutting-edge digital tools with helpful local expertise. First Bancorp’s common stock is traded on the NASDAQ Global Select Market under the symbol FBNC. Visit our website at www.LocalFirstBank.com. Member FDIC, Equal Housing Lender. First Bank Insurance Services are not FDIC insured.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which statements are inherently subject to risks and uncertainties. Forward-looking statements are statements that include projections, predictions, expectations or beliefs about future events or results or otherwise are not statements of historical fact. Such statements are often characterized by the use of qualifying words (and their derivatives) such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” or other statements concerning opinions or judgments of First Bancorp ( the “Company”) and its management about future events. Factors that could influence the accuracy of such forward-looking statements include, but are not limited to, the financial success or changing strategies of the Company’s customers, the Company’s level of success in integrating acquisitions, actions of government regulators, the level of market interest rates, and general economic conditions. For additional information about the factors that could affect the matters discussed in this paragraph, see the “Risk Factors” section of the Company’s most recent annual report on Form 10-K available at www.sec.gov. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements. The Company is also not responsible for changes made to the press release by wire services, internet services or other media.

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